Exhibit 4.5.6

Australian Share Mortgage of
Purchaser Shares (Project H)

Hertz Investment (Holdings) Pty Limited
ACN 006 181 755

and

HA Funding Pty Limited
ACN 117 549 498

MLC Centre Martin Place Sydney New South Wales 2000 Australia
Telephone +61 2 9225 5000  Facsimile +61 2 9322 4000
www.freehills.com  DX 361 Sydney

SYDNEY MELBOURNE PERTH BRISBANE SINGAPORE
Correspondent Offices HANOI HO CHI MINH CITY JAKARTA KUALA LUMPUR

Reference WGG:36C

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This share mortgage

is made on 21 December 2005 between the following parties:

1              Hertz Investment (Holdings) Pty Limited
ACN 006 181 755
of Level 6, 10 Dorcas Street, South Melbourne, Victoria
(Mortgagor)

2              HA Funding Pty Limited
ACN 117 549 498
of Level 6, 10 Dorcas Street, South Melbourne, Victoria
(Mortgagee)

Recitals

A.            The Mortgagor is or will be the legal and beneficial owner of the Mortgaged Property.

B.            The Mortgagor has agreed to mortgage the Mortgaged Property to secure the payment of the Secured Moneys.

This deed witnesses

that in consideration of, among other things, the mutual promises contained in this deed, the parties agree:

1              Definitions and interpretation

1.1          Definitions

In this deed:

Accelerated Event of Default has the meaning given in the Principal Agreement;

Additional Rights means all present and future rights and property interests attaching to or arising out of or otherwise in respect of the holding of an interest in:

(a)           the Shares;

(b)           any Distributions paid or payable, any bonus shares or other Marketable Securities issued, and any rights to take up Marketable Securities, in respect of the Shares;

(c)           any proceeds of, or from the disposal of, any Shares;

(d)           any Marketable Security resulting from the conversion, consolidation or subdivision of any Share; and

(e)           any in specie distribution in respect of any Shares;

Attorney means an attorney appointed under this deed;

Business Day means:

(a)           for the purposes of clause 16.3, a day on which banks are open for business in the city where the notice or other communication is received excluding a Saturday, Sunday or public holiday; and

(b)           for all other purposes, a day on which banks are open for business in Sydney excluding a Saturday, Sunday or public holiday;

Company means Hertz Australia Pty Limited (ABN 31 004 407 087);

Corporations Act means the Corporations Act 2001;

Designated Account means the bank account opened by the Mortgagor in accordance with clause 5.2;

Designated Bank means the bank with which the Designated Account is maintained;

Distribution means any money owing now or in the future in respect of the Mortgaged Property and includes, but is not limited to, a cash dividend or other monetary distribution;

Dollars, A$ and $ means the lawful currency of the Commonwealth of Australia;

Encumbrance means an interest or power:

(a)           reserved in or over an interest in any asset including, but not limited to, any retention of title; or

(b)           created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power,

by way of, or having similar commercial effect to, security for the payment of a debt, any other monetary obligation or the performance of any other obligation, and includes, but is not limited to, any agreement to grant or create any of the above;

Event of Default has the meaning given in the Principal Agreement;

Excluded Tax means any Tax imposed by any jurisdiction on the net income of the Mortgagee;

Government Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity;

GST means the goods and services tax levied under A New Tax System (Goods and Services Tax) Act 1999 (GST Act);

Intercreditor Deed means the deed entitled “Intercreditor Deed” dated on or about the date of this deed between Hertz International, Ltd, the Original Obligors party thereto, BNP Paribas in its various capacities, the Original Banks party thereto, the Intra-Group Creditors party thereto and the Intra-Group Debtors party thereto;

Marketable Securities has the following meaning:

(a)           the meaning given to that expression in the Corporations Act;

(b)           any unit (whatever called) in a trust estate which represents a legal or beneficial interest in any of the income or assets of a trust estate and includes,

but is not limited to, any option to acquire any unit as described in this paragraph (b);

(c)           any option or right in respect of an unissued share;

(d)           any convertible note; and

(e)           any instrument or security which is a combination of any of the above;

Mortgage means the security created by this deed;

Mortgaged Property means all of the Mortgagor’s present and future interest in:

(a)           the Shares;

(b)           the Additional Rights; and

(c)           the Designated Account and any chose in action in respect of the Designated Account;

Officer means:

(a)           in relation to the Mortgagor or the Mortgagee, any Authorised Signatory of it under the Bridge Facility Agreement;

(b)           in relation to a Receiver or an Attorney which is a corporation, any officer, as that expression is defined in section 9 of the Corporations Act, of that Receiver or Attorney;

Payment Currency means the currency in which any payment is actually made;

Power means any right, power, authority, discretion or remedy conferred on the Mortgagee, Receiver or Attorney by any Transaction Document or any applicable law;

Principal Agreement means the deed entitled “Australian Purchase Deed (Project H)” dated on or about the date of this deed between the Company, the Mortgagee and Perpetual Trustee Company Limited;

Receiver means a receiver or receiver and manager appointed under this deed;

Relevant Currency means the currency in which a payment is required to be made under the Transaction Documents and, if not expressly stated to be another currency, is Dollars;

Secured Moneys means all debts and monetary liabilities of the Company to the Mortgagee under or in relation to any Purchaser Charge or the Purchase Deed and in any capacity, irrespective of whether the debts or liabilities:

(a)           are present or future;

(b)           are actual, prospective, contingent or otherwise;

(c)           are at any time ascertained or unascertained;

(d)           are owed or incurred as purchase consideration, principal, interest, fees, charges, taxes, duties or other imposts, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;

(e)           are owed to or incurred for the account of the Mortgagee directly or as a result of:

(1)           the assignment to the Mortgagee of any debt or liability of the Company; or

(2)           any other dealing with any such debt or liability;

(f)            are owed to or incurred for the account of the Mortgagee before the date of this deed, before the date of any assignment of this deed to the Mortgagee by any other person or otherwise; or

(g)           comprise any combination of the above;

Shares means any shares in the Company;

Title Document means any original, duplicate or counterpart certificate or document evidencing title or ownership of an asset including, but not limited to, any contract note, entitlement notice, marked transfer or share certificate;

Transaction Document means:

(a)           this deed;

(b)           the Principal Agreement;

(c)           any other Transaction Document as defined in the Principal Agreement; or

(d)           any document which the Mortgagor and the Mortgagee agree, now or in the future, is a Transaction Document for the purposes of this deed,

or any document or agreement entered into or given under any of the above; and

Transaction Party means:

(a)           the Mortgagor;

(b)           the Company; or

(c)           any other Transaction Party as defined in a Transaction Document.

1.2          Interpretation

In this deed, headings and bold type are for convenience only and do not affect the interpretation of this deed and, unless the context otherwise requires:

(a)           words importing the singular include the plural and vice versa;

(b)           words importing a gender include any gender;

(c)           other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning;

(d)           an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency;

(e)           a reference to any thing (including, but not limited to, any right) includes a part of that thing but nothing in this clause 1.2(e) implies that performance of part of an obligation constitutes performance of the obligation;

(f)            a reference to a clause, party, annexure, exhibit or schedule is a reference to a clause of, and a party, annexure, exhibit and schedule to, this deed and a reference to this deed includes any annexure, exhibit and schedule;

(g)           a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Government Agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

(h)           a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

(i)            a reference to a party to a document includes that party’s successors and permitted assigns;

(j)            no provision of this deed will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this deed or that provision;

(k)           a covenant or agreement on the part of two or more persons binds them jointly and severally;

(l)            a reference to an agreement other than this deed includes an undertaking, deed, agreement or legally enforceable arrangement or understanding whether or not in writing;

(m)          a reference to an asset includes all property of any nature, including, but not limited to, a business, and all rights, revenues and benefits;

(n)           a reference to a document includes any agreement in writing, or any certificate, notice, instrument or other document of any kind;

(o)           a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death;

(p)           a reference to a body, other than a party to this deed (including, without limitation, an institute, association or authority), whether statutory or not:

(1)           which ceases to exist; or

(2)           whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions; and

(q)           an Event of Default is continuing if it has not been remedied to the satisfaction of the Bridge Facility Agent (acting reasonably) or expressly waived in writing by the Bridge Facility Agent.

(r)            references to time are to Sydney time.

1.3          Incorporated definitions

A word or phrase (other than one defined in clause 1.1) defined in the Principal Agreement has the same meaning in this deed.

1.4          Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the preceding Business Day.

1.5          Inclusive expressions

Specifying anything in this deed after the words ‘includes’ or ‘for example’ or similar expressions does not limit what else is included unless there is express wording to the contrary.

1.6          Consent of Mortgagor

The Mortgagor (as the sole member of the Company):

(a)           consents to the Company entering into and performing its obligations under the Documents to which it is a party;

(b)           acknowledges that the Mortgagee has entered into the Documents in reliance on the consent given in clause 1.6(a); and

(c)           agrees not to pass any resolution of the Company or given any direction to the Company or take any other action which would:

(1)           result in a breach of any Document by the Company; or

(2)           alter the nature of the business of the Company.

1.7          Limited recourse

(a)           Subject to clause 1.7(d) but despite any other provision of this deed, the Mortgagor is only obliged to pay any amount otherwise payable under or in relation to this deed to the extent that the amount can be satisfied out of the Mortgaged Property.

(b)           Subject to clause 1.7(d) but despite any other provision of this deed, the Mortgagee must not:

(1)           take any action against the Mortgagor personally to recover any part of the Secured Moneys which cannot be recovered out of the Mortgaged Property; or

(2)           levy execution or bring any other proceedings (other than to enforce the Mortgage) against any property of the Mortgagor which does not form part of the Mortgaged Property to recover any part of the Secured Moneys.

(c)           Clause 1.7(b) operates as a covenant not to sue and not as a release, and may be pleaded in bar to any action brought in breach of it.

(d)           Nothing in this clause 1.7 affects the right of the Mortgagee or the liability of the Mortgagor with respect to fraud, negligence or breach of warranty by the Mortgagor.

2              Mortgage

2.1          Mortgage

The Mortgagor as beneficial owner mortgages and assigns the Mortgaged Property to the Mortgagee as security for the due and punctual payment of the Secured Moneys.

2.2          Priority

The parties intend that the Mortgage take priority over all other Encumbrances of the Mortgagor other than any Encumbrance mandatorily preferred by law.

2.3          Prospective liability

(a)           The parties acknowledge that the maximum amount of the prospective liability secured by this deed for the purposes of establishing priority under section 282(3) of the Corporations Act is A$500,000,000.

(b)           The Mortgagee may from time to time lodge a notice under section 268(2) of the Corporations Act on behalf of the Mortgagor specifying an increase in the maximum amount of the prospective liability referred to in clause 2.3(a) and from the date of lodgment the amount specified in clause 2.3(a) is to be regarded as varied to the amount specified in that notice.

(c)           Neither clause 2.3(a) nor clause 2.3(b) in any way affects or limits the actual amount of Secured Moneys which may in fact be secured by the Mortgage.

(d)           Clauses 2.3(a), (b) and (c) are to be construed independently of each other.

3              Discharge of the Mortgage

3.1          Discharge

The Mortgagee must discharge from the Mortgage the Mortgaged Property, or any part of it as appropriate, if any of the following events occur:

(a)           the Secured Moneys are discharged in full and the Mortgagee is under no further actual or contingent obligation to provide financial accommodation to the Mortgagor or any other person under any Transaction Document;

(b)           the Mortgagee ceases to be a borrower under the Bridge Facility Agreement and any Take-Out Financing (as defined in the Bridge Facility Agreement) which is secured by the same Australian Securities (as defined in the Bridge Facility Agreement) and the Mortgagor requests such discharge and pays to the Mortgagee the cost of discharge and any Secured Moneys outstanding at that time; or

(c)           to facilitate any disposal, sale or disposition permitted under the Bridge Facility Agreement including, for the avoidance of doubt, any sale or other disposition of any property pursuant to a merger, consolidation, reorganisation, winding-up, securitisation, Take-Out Financing or sale and leaseback permitted under the Bridge Facility Agreement to the extent necessary to ensure such merger, consolidation, reorganisation, winding-up, securitisation, Take-Out Financing or sale and leaseback takes place (a Permitted Disposal).

3.2          Automatic release

(a)           Where the disposal, sale or disposition of property forming part of the Mortgaged Property is a Permitted Disposal, the relevant property will be deemed to be automatically released from the Mortgage with effect from the day of such disposal and the Mortgagee will (at the expense of the Mortgagor) do all such acts as are reasonably requested by the Mortgagor in order to release such property.

4              Representations and warranties

4.1          Representations and warranties

The Mortgagor represents and warrants that:

(a)           representations true: each of the representations and warranties given in clause 4.2 is true and correct when made or repeated or regarded as made or repeated;

(b)           legal and beneficial owner:

(1)           it is the legal and beneficial owner of the Mortgaged Property; and

(2)           on it acquiring any property forming part of the Mortgaged Property, it will be the legal and beneficial owner of that property,

and no person other than the Mortgagee holds or is entitled to hold an interest in the Mortgaged Property other than under a Permitted Encumbrance;

(c)           no Encumbrances: there is no Encumbrance over any of the Mortgaged Property other than:

(1)           an Encumbrance created by a Transaction Document; and

(2)           a Permitted Encumbrance;

(d)           securities fully paid: all Marketable Securities forming part of the Mortgaged Property are, or upon acquisition will be, fully paid;

(e)           no further securities: it is the holder of all the Shares and there is no agreement, arrangement or understanding under which further Marketable Securities with rights of conversion to Shares may be issued to any person;

(f)            no assignment of Distributions: no dividend, other Distribution, right, power, authority, discretion or remedy in respect of any of the Mortgaged Property has been assigned or Encumbered, or agreed to be assigned or Encumbered, to any person other than under:

(1)           any Encumbrance created by a Transaction Document; or

(2)           any Permitted Encumbrance;

(g)           constitutional documents: its constitutional documents do not and could not:

(1)           restrict the creation of the Mortgage; or

(2)           inhibit any transfer of the Shares on enforcement of the Mortgage; and

(h)           location of Mortgaged Property: on the date of execution of this deed, all of the Mortgaged Property is located, or taken for stamp duty purposes to be located, in Victoria.

4.2          Bridge Facility Agreement representations and warranties

The Mortgagor makes each of the representations and warranties set out in clause 19 of the Bridge Facility Agreement as if that clause were set out in full in this deed and as if:

(a)           references to “Obligor” or “Obligors” were references to the Mortgagor;

(b)           references to “this Agreement” were to this deed; and

(c)           capitalised terms used in that clause have the meaning given in the Bridge Facility Agreement.

4.3          Survival of representations and warranties

The representations and warranties in clauses 4.1 and 4.2:

(a)           survive the execution of this deed; and

(b)           are repeated on each date on which the representations and warranties under the Purchase Deed are repeated with respect to the facts and circumstances then subsisting.

4.4          Reliance

The Mortgagor acknowledges that it has not entered into this deed or any Transaction Document in reliance on any representation, warranty, promise or statement made by the Mortgagee or any person on behalf of the Mortgagee.

5              Undertakings of the Mortgagor

5.1          Dividends and voting

(a)           Until an Event of Default occurs:

(1)           the Mortgagor may receive all Distributions in respect of the Mortgaged Property; and

(2)           the Mortgagor may exercise all voting powers in respect of the Mortgaged Property,

without the need for any consent or direction from the Mortgagee.

(b)           The Mortgagor must not:

(1)           exercise any voting powers in respect of the Mortgaged Property under clause 5.1(a)(2) in any way; or

(2)           otherwise permit or agree to any variation of the rights attaching to or conferred by any of the Shares or any increase in the issued share capital of the Company,

which might adversely affect the value of the Mortgaged Property or the ability to enforce the Mortgage or cause an Event of Default to occur.

(c)           If an Event of Default occurs, the rights of the Mortgagor under clause 5.1(a) immediately cease and the Mortgagee, Receiver or Attorney is entitled to receive all Distributions and exercise all voting powers in respect of the Mortgaged Property to the exclusion of the Mortgagor.

5.2          Designated Account

(a)           If an Event of Default occurs and is continuing, the Mortgagee may require the Mortgagor to open and maintain the Designated Account at a bank and branch approved by the Mortgagee on terms complying with this deed.

(b)           Nominated Officers of the Mortgagee must be signatories to the Designated Account and no withdrawal can be made from the Designated Account without the signature of one of those Officers.

(c)           Immediately after opening the Designated Account, the Mortgagor must:

(1)           give notice to the Designated Bank of the mortgage of the Designated Account;

(2)           obtain an acknowledgment from the Designated Bank of that mortgage and the notice;

(3)           obtain an agreement from the Designated Bank that it will not repay any money in the Designated Account to the Mortgagor or any other person without the prior written consent of the Mortgagee;

(4)           obtain an agreement from the Designated Bank that it waives all rights of set-off and combination in respect of the Designated Account;

(5)           obtain an agreement from the Designated Bank that it must not exercise an Encumbrance in respect of the Designated Account;

(6)           obtain an agreement from the Designated Bank that the agreement of the Designated Bank may not be varied or terminated without the prior written consent of the Mortgagee.

(d)           After the occurrence of an Event of Default while it is continuing, the Mortgagor must deposit, or cause to be deposited, all Distributions in the Designated Account.

5.3          Other Additional Rights

(a)           The Mortgagor may acquire, at its own cost, any Additional Rights (other than Distributions) it is entitled to acquire but upon acquisition must comply with clause 5.10 in respect of the Title Documents to those Additional Rights.

(b)           The Mortgagor must immediately notify the Mortgagee as soon as the Mortgagor becomes aware of any entitlement to any Additional Rights.

5.4          Performance under the Transaction Documents

(a)           The Mortgagor must fully and punctually perform its obligations under the Transaction Documents.

(b)           Without limiting clause 5.4(a), the Mortgagor must pay the Secured Moneys to the Mortgagee in accordance with this deed, each other Transaction Document and each other obligation under which the Secured Moneys are payable.

(c)           The Mortgagor must ensure that no Event of Default occurs. Without affecting the liability of the Mortgagor or the Powers in any other respect (including where a breach of this clause 5.4(c) is also a breach of another provision of a Transaction Document), the Mortgagor is not liable in damages for breach of this clause 5.4(c) but, subject to clause 6.1, the Mortgagee may exercise its Powers consequent upon or following that breach.

5.5          Notices to the Mortgagee

The Mortgagor must give notice to the Mortgagee as soon as it becomes aware of any of the following:

(a)           any Event of Default occurring;

(b)           any Potential Event of Default occurring;

(c)           any litigation, arbitration or administrative proceeding in respect of the Mortgagor or the Mortgaged Property being commenced or threatened;

(d)           any Encumbrance, other than any Transaction Document, being created or entered into in respect of the Mortgaged Property or by any Subsidiary of the Mortgagor;

(e)           any Guarantee, other than any Transaction Document, being created or entered into by the Mortgagor or any Subsidiary of the Mortgagor; and

(f)            any proposal of, or notification being given to, the Mortgagor by any Government Agency requiring the divestiture of any of the Mortgaged Property;

(g)           the acquisition of any Additional Rights or the right to acquire any Additional Rights; and

(h)           any proposed special resolutions or general meetings of the Company.

5.6          Maintenance of the Mortgaged Property

The Mortgagor must maintain and protect the Mortgaged Property and must, without limitation:

(a)           remedy every defect in its title to any part of the Mortgaged Property;

(b)           take or defend all legal proceedings or other action as the Mortgagee thinks advisable for the protection or recovery of any of the Mortgaged Property;

(c)           fully and punctually comply with all applicable laws, and requirements of any Government Agency where non-compliance would or might impose some Encumbrance or other liability, restriction or disability on any of the Mortgaged Property or prejudicially affect any Power;

(d)           keep the Mortgaged Property valid and subsisting and free from liability to forfeiture, cancellation, avoidance, divestiture or loss;

(e)           pay as they become due all calls, premiums and other money payable on or in respect of the Mortgaged Property;

(f)            fully and punctually comply with all obligations under the constitution or other constituent documents of the Company; and

(g)           exercise any votes in respect of the Mortgaged Property to ensure compliance with this deed.

5.7          Negative pledge

The Mortgagor must not:

(a)           deal with, sell or otherwise part with possession of;

(b)           create, permit, suffer to exist, or agree to, any interest or Encumbrance, other than an Encumbrance in favour of the Mortgagee or a Permitted Encumbrance over; or

(c)           attempt to do anything listed in clause 5.7(a) and (b) in respect of,

any of the Mortgaged Property except as permitted under the Bridge Facility Agreement-.

5.8          Compliance with statutes

The Mortgagor must comply with and observe all statutes and lawful requirements including, but not limited to, notices, judgments, orders or decrees of a Government Agency which affect or relate to the Mortgaged Property.

5.9          Further security

The Mortgagor must, whenever requested by the Mortgagee, do or cause to be done anything which:

(a)           more satisfactorily mortgages, secures the priority of the Mortgage or assures to the Mortgagee the Mortgaged Property or any part of it in a manner not inconsistent with any provision of any Transaction Document; or

(b)           aids in the exercise of any Power,

including, but not limited to, the execution of any document or the execution and delivery of blank transfers.

5.10        Title Documents

(a)           The Mortgagor must deposit with the Mortgagee, or as the Mortgagee directs, all the Title Documents in respect of any of the Mortgaged Property immediately on:

(1)           the Mortgagor’s execution of this deed;

(2)           acquisition of any asset which forms part of the Mortgaged Property.

(b)           Subject to clause 5.10(c), the Mortgagee may retain the Title Documents until this Mortgage is discharged under clause 3.

(c)           If the Mortgage is enforced by the Mortgagee, the Mortgagee, Receiver or Attorney is entitled:

(1)           to deal with the Title Documents as if it was the absolute and unencumbered owner of the Mortgaged Property to which the Title Documents relate; and

(2)           in exercising a power of sale, to deliver any Title Document to a purchaser of the Mortgaged Property to which it relates.

5.11        Registration and protection of security

(a)           The Mortgagor must ensure that this deed and each Collateral Security is registered and filed in all registers in all jurisdictions in which it must be registered and filed to ensure enforceability, validity and priority against all persons and to be effective as a security.

(b)           Whenever any part of the Mortgaged Property is transferred to or retained in a place where this deed or any Collateral Security, because of an increase in the Secured Moneys or otherwise, bears insufficient stamp duty or is not registered or recorded, or for any other reason is of limited or of no force or effect, unenforceable, inadmissible in evidence or of reduced priority, the Mortgagor must within 14 days after that transfer or retention ensure that:

(1)           this deed and each Collateral Security is stamped to the satisfaction of the Mortgagee;

(2)           this deed and each Collateral Security is in full force and effect, enforceable, admissible in evidence and not of reduced priority; and

(3)           this deed and each Collateral Security is registered in that place, or that part of the Mortgaged Property is removed from that place.

5.12        Proxies and authorised representatives

(a)           The Mortgagor must not:

(1)           appoint any proxy in respect of the Mortgaged Property without the prior written consent of the Mortgagee;

(2)           appoint any authorised representative under section 250D of the Corporations Act or any attorney in respect of the Mortgaged Property without the prior written consent of the Mortgagee;

(b)           The Mortgagor must ensure that any proxy, authorised representative or attorney:

(1)           complies with any conditions specified by the Mortgagee in respect of the appointment of the proxy, authorised representative or attorney; and

(2)           complies with the Transaction Documents.

5.13        Irrevocable direction

The Mortgagor must execute and deliver to the Mortgagee on the date of this deed (or before such later date as the Mortgagee may agree in writing) the document in the form and substance of schedule 1.

5.14        Title Documents for Mortgaged Property

(a)           While Title Documents for Mortgaged Property are, or in accordance with this deed should be, lodged with the Mortgagee, the Mortgagor must not elect to convert evidence of the Mortgaged Property from certificates to an uncertificated mode for the purposes of any automated transfer system operated by the Australian Stock Exchange Limited.

(b)           If the Mortgagor makes any election referred to in clause 5.14(a), the Mortgagee may treat it as having no effect.

5.15        Undertakings in Bridge Facility Agreement

The Mortgagor undertakes to perform each of the covenants, undertakings and agreements in each of clauses 20.5, 20.7, 21, 22, 36, 43 and 44 of the Bridge Facility Agreement and clauses 3.2, 4 and 16 of the Intercreditor Deed as if each of those clauses were set out in full in this deed and:

(a)           references to “Obligor” or “Obligors” were references to the Mortgagor;

(b)           in the case of the relevant clauses of the Bridge Facility Agreement, references to “this Agreement” were to this deed;

(c)           in the case of the relevant clauses of the Intercreditor Deed, references to “this Deed” were to this deed; and

(d)           capitalised terms used in those clauses have the meaning given in the Bridge Facility Agreement or the Intercreditor Deed (as the case may be).

5.16        Term of undertakings

Each of the Mortgagor’s undertakings in this clause 5 continues in full force and effect from the date of this deed until the Mortgage is discharged under clause 3.

6             Enforcement

6.1          When enforceable

Upon the occurrence of an Accelerated Event of Default:

(a)           the Mortgage and each Collateral Security are immediately enforceable;

(b)           the Secured Moneys are immediately due and payable by the Mortgagor; and

(c)           the right of the Mortgagor to deal, for any purpose, with any of the Mortgaged Property, other than by or through a Receiver appointed under this deed, immediately ceases,

without the need for any demand or notice to be given to the Mortgagor or any other person.

6.2          Assistance in realisation

Upon the occurrence of an Accelerated Event of Default, the Mortgagor must take all action required by the Mortgagee, Receiver or Attorney to assist any of them in the realisation of the Mortgaged Property and the exercise of any Power including, but not limited to:

(a)           executing all transfers, conveyances, assignments and assurances of any of the Mortgaged Property;

(b)           doing anything necessary or desirable under the law in force in any place where the Mortgaged Property is situated;

(c)           giving all notices, orders, directions and consents which the Mortgagee, Receiver or Attorney thinks expedient.

7             Receiver

7.1          Appointment of Receiver

At any time after the occurrence of an Accelerated Event of Default and while it is continuing, the Mortgagee may:

(a)           appoint any person or any 2 or more persons jointly, or severally, or jointly and severally to be a receiver or a receiver and manager of the Mortgaged Property;

(b)           remove any Receiver and on the removal, retirement or death of any Receiver, appoint another Receiver; and

(c)           fix the remuneration and direct payment of that remuneration and any costs, charges and expenses of the Receiver out of the proceeds of any realisation of the Mortgaged Property.

7.2          Agency of Receiver

(a)           Subject to clause 7.5, every Receiver is the agent of the Mortgagor.

(b)           The Mortgagor is responsible for the acts, defaults and remuneration of the Receiver.

7.3          Powers of Receiver

Subject to any express exclusion by the terms of the Receiver’s appointment, the Receiver has, in addition to any powers conferred on the Receiver by applicable law, power to do any of the following whether or not in possession of the Mortgaged Property or any part of it:

(a)           manage or control: to manage, take possession of Title Documents or assume control of any of the Mortgaged Property;

(b)           sale: to sell or concur in selling any of the Mortgaged Property to any person:

(1)           by auction, private treaty or tender;

(2)           on such terms and special conditions as the Mortgagee or the Receiver thinks fit;

(3)           for cash or for a deferred payment of the purchase price, in whole or in part, with or without interest or security;

(4)           in conjunction with the sale of any property by any other person; and

(5)           in one lot or in separate parcels,

and to complete a share transfer in favour of the Mortgagee, or any other person designated by the Mortgagee;

(c)           grant options to purchase: to grant to any person an option to purchase any of the Mortgaged Property;

(d)           acquire property: to acquire any interest in any property, in the name or on behalf of the Mortgagor, which on acquisition forms part of the Mortgaged Property;

(e)           borrowings and security:

(1)           to raise or borrow any money, in its name or the name or on behalf of the Mortgagor, from the Mortgagee or any person approved by the Mortgagee in writing; and

(2)           to secure money raised or borrowed under clause 7.3(e)(1) by an Encumbrance over any of the Mortgaged Property, ranking in priority to, equal with, or after, the Mortgage or any Collateral Security;

(f)            income and bank accounts: to do anything to manage or obtain income from any of the Mortgaged Property including, but not limited to, operating any bank account which forms part of the Mortgaged Property or opening and operating a new bank account;

(g)           compromise: to make or accept any compromise or arrangement;

(h)           surrender Mortgaged Property: to surrender or transfer any of the Mortgaged Property to any person;

(i)            exchange Mortgaged Property: to exchange with any person any of the Mortgaged Property for any other property whether of equal value or not;

(j)            employ or discharge: to employ or discharge any person as an employee, contractor, agent or professional advisor for any of the purposes of this deed;

(k)           delegate: to delegate to any person any Power of the Receiver;

(l)            perform or enforce documents: to observe, perform, enforce, exercise or refrain from exercising any right, power, authority, discretion or remedy of the Mortgagor under, or otherwise obtain the benefit of:

(1)           any document, agreement or right which attaches to or forms part of the Mortgaged Property; and

(2)           any document or agreement entered into in exercise of any Power by the Receiver;

(m)          receipts: to give receipts for all moneys and other assets which may come into the hands of the Receiver;

(n)           take proceedings: to commence, discontinue, prosecute, defend, settle or compromise in its name or the name or on behalf of the Mortgagor, any proceedings including, but not limited to, proceedings in relation to any insurance in respect of any of the Mortgaged Property;

(o)           insolvency proceedings: to make any debtor bankrupt, wind-up any company, corporation or other entity and do all things in relation to any bankruptcy or winding-up which the Receiver thinks necessary or desirable including, but not limited to, attending and voting at creditors’ meetings and appointing proxies for those meetings;

(p)           execute documents: to enter into and execute any document or agreement in the name of the Receiver or the name or on behalf of the Mortgagor for any of the purposes of this deed;

(q)           rights: to exercise any right, power, authority, discretion or remedy in respect of the Mortgaged Property including, but not limited to:

(1)           any voting right or power;

(2)           the acceptance of any rights issue;

(3)           proving in any liquidation, scheme of arrangement or other composition for or arrangement with a member or any secured or unsecured creditor and whether or not under an order of the court;

(4)           consenting on behalf of the Mortgagor in respect of the proof referred to in clause 7.3(q)(3); and

(5)           receiving all Distributions;

(r)            ability of Mortgagor: to do anything the Mortgagor could do in respect of the Mortgaged Property; and

(s)           incidental power: to do anything necessary or incidental to the exercise of any Power of the Receiver.

7.4          Nature of Receiver’s Powers

The Powers of the Receiver are to be construed independently and none limits the generality of any other. Any dealing under any Power of the Receiver will be on the terms and conditions the Receiver thinks fit.

7.5          Status of Receiver after commencement of winding up

(a)           The power to appoint a Receiver under clause 7.1 may be exercised even if at the time an Accelerated Event of Default occurs or, at the time when a Receiver is appointed, an order has been made or a resolution has been passed for the winding-up of the Mortgagor.

(b)           If for any reason, including, but not limited to operation of law, a Receiver:

(1)           appointed in the circumstances described in clause 7.5(a); or

(2)           appointed at any other time,

ceases to be the agent of the Mortgagor upon or by virtue of, or as a result of, an order being made or a resolution being passed for the winding-up of the Mortgagor, the Receiver immediately becomes the agent of the Mortgagee.

7.6          Powers exercisable by the Mortgagee

(a)           Whether or not a Receiver may be appointed under clause 7.1, the Mortgagee may, on or after the occurrence of an Accelerated Event of Default and without giving notice to any person, exercise any Power of the Receiver in addition to any Power of the Mortgagee.

(b)           The exercise of any Power by the Mortgagee, Receiver or Attorney does not cause or deem the Mortgagee, Receiver or Attorney:

(1)           to be a mortgagee in possession;

(2)           to account as mortgagee in possession; or

(3)           to be answerable for any act or omission for which a mortgagee in possession is liable.

7.7          Set-off

If any Accelerated Event of Default occurs, the Mortgagee is entitled to apply any credit balance in any of the Mortgagor’s accounts with the Mortgagee in and towards satisfaction of any of the Secured Moneys.

7.8          Notice of exercise of rights

The Mortgagee, Receiver or Attorney is not required:

(a)           to give notice of the Mortgage or any Collateral Security to any debtor or creditor of the Mortgagor or to any other person;

(b)           to enforce payment of any money payable to the Mortgagor including, but not limited to, any of the debts or monetary liabilities charged by this deed or by any Collateral Security; or

(c)           to obtain the consent of the Mortgagor to any exercise of a Power.

7.9          Termination of receivership and possession

The Mortgagee may, at any time, terminate the appointment of a Receiver and may, at any time, give up possession of the Mortgaged Property.

8             Application and receipts of money

8.1          Order of application

At any time after the occurrence of an Accelerated Event of Default, all money received by the Mortgagee, Receiver, Attorney or any other person acting on their behalf under this deed or any Collateral Security may be appropriated and applied towards any amount and in any order as the Mortgagee, Receiver, Attorney or that other person in its, to the extent not prohibited by law, absolute discretion determines, or failing a determination must be applied in the following manner and order:

(a)           first, in payment of all amounts which, to the extent required by law, have priority over the payments specified in the balance of clause 8.1;

(b)           second, in payment of all costs, charges and expenses (including any GST) of the Mortgagee, Receiver or Attorney incurred in or incidental to the exercise or performance or attempted exercise or performance of any Power;

(c)           third, in payment of any other outgoings the Mortgagee, Receiver or Attorney thinks fit to pay;

(d)           fourth, in payment to the Receiver of his remuneration;

(e)           fifth, in payment and discharge, in order of their priority, of any Encumbrances of which the Mortgagee, Receiver or Attorney is aware and which have priority to the Mortgage;

(f)            sixth, in payment to the Mortgagee towards satisfaction of the Secured Moneys and applied against interest, principal or any other amount the Mortgagee, Receiver or Attorney thinks fit;

(g)           seventh, in payment to the extent and only to the extent required by law, in order of their priority, of other Encumbrances in respect of the Mortgaged Property of which the Mortgagee, Receiver or Attorney is aware and which are due and payable in accordance with their terms;

(h)           eighth, in payment of the surplus, if any, without interest to the Mortgagor, and the Mortgagee, Receiver or Attorney is at liberty to pay the surplus to the credit of an account in the name of the Mortgagor in the books of any bank carrying on business within Australia and having done so is under no further liability in respect of that surplus.

8.2          Money actually received

In applying any money towards satisfaction of the Secured Moneys the Mortgagor is to be credited only with so much of the money which is available for that purpose (after deducting any GST imposed) and which is actually received by the Mortgagee, Receiver or Attorney. The credit dates from the time of receipt.

8.3          Amounts contingently due

(a)           If at the time of a distribution of any money under clause 8.1 any part of the Secured Moneys is contingently owing to the Mortgagee, the Mortgagee, Receiver or Attorney may retain an amount equal to the amount contingently owing or any part of it.

(b)           If the Mortgagee, Receiver or Attorney retains any amount under clause 8.3(a), it must place that amount on short-term interest bearing deposit until the amount contingently owing becomes actually due and payable or otherwise ceases to be contingently owing at which time the Mortgagee, Receiver or Attorney must:

(1)           pay to the Mortgagee the amount which has become actually due to it; and

(2)           apply the balance of the amount retained, together with any interest on the amount contingently owing, in accordance with clause 8.1.

8.4          Notice of a subsequent Encumbrance

(a)           If the Mortgagee receives actual or constructive notice of a subsequent Encumbrance in respect of the Mortgaged Property, the Mortgagee:

(1)           may open a new account in the name of the Mortgagor in its books; or

(2)           is regarded as having opened a new account in the name of the Mortgagor in its books,

on the date it received or was regarded as having received notice of the subsequent Encumbrance.

(b)           From the date on which that new account is opened or regarded as opened:

(1)           all payments made by the Mortgagor to the Mortgagee; and

(2)           all financial accommodation and advances by the Mortgagee to the Mortgagor,

are or are regarded as credited and debited, as the case may be, to the new account.

(c)           The payments by the Mortgagor under clause 8.4(b) must be applied:

(1)           first, in reduction of the debit balance, if any, in the new account; and

(2)           second, if there is no debit balance in the new account, in reduction of the Secured Moneys which have not been debited or regarded as debited to the new account.

8.5          Mortgagee’s statement of indebtedness

A certificate signed by any Officer of the Mortgagee stating:

(a)           the amount of the Secured Moneys due and payable; or

(b)           the amount of the Secured Moneys, whether currently due and payable or not,

is prima facie evidence of that amount as at the date stated on the certificate or failing that as at the date of the certificate.

8.6          Mortgagee’s receipts

(a)           The receipt of any Officer of the Mortgagee for any money payable to or received by the Mortgagee under this deed exonerates the payer from all liability to enquire whether any of the Secured Moneys have become payable.

(b)           Every receipt of an Officer of the Mortgagee effectually discharges the payer from:

(1)           any future liability to pay the amount specified in the receipt; and

(2)           being concerned to see to the application of, or being answerable or accountable for any loss or misapplication of, the amount specified in the receipt.

8.7          Conversion of currencies on application

In making an application under clause 8.1, the Mortgagee, Receiver or Attorney may itself or through its bankers purchase one currency with another, whether or not through an intermediate currency, whether spot or forward, in the manner and amounts and at the times it thinks fit.

8.8          Payments in gross

All payments which the Mortgagor is required to make under any Transaction Document must be:

(a)           without any set-off, counter-claim or condition; and

(b)           without any deduction or withholding for any Tax or any other reason unless the Mortgagor is required to make a deduction or withholding by applicable law.

8.9          Additional payments

If:

(a)           the Mortgagor is required to make a deduction or withholding in respect of Tax, other than an Excluded Tax, from any payment to be made to the Mortgagee under any Transaction Document; or

(b)           the Mortgagee is required to pay any Tax, other than an Excluded Tax, in respect of any payment it receives from the Mortgagor under any Transaction Document,

then the Mortgagor:

(c)           indemnifies the Mortgagee against that Tax; and

(d)           must pay to the Mortgagee an additional amount as the Mortgagee determines to be necessary to ensure that the Mortgagee receives when due a net amount (after payment of any Tax, other than an Excluded Tax, in respect of that additional amount) that is equal to the full amount it would have received had a deduction, withholding or payment of Tax not been made.

8.10        Taxation deduction procedures

If the Mortgagor is required to make a deduction or withholding in respect of Tax from any payment to be made to the Mortgagee under any Transaction Document, then:

(a)           the Mortgagor must pay the amount deducted or withheld to the appropriate Government Agency as required by applicable law;

(b)           the Mortgagor must use its best endeavours to obtain official receipts or other documentation from that Government Agency and within 2 Business Days after receipt, the Mortgagor must deliver them to the Mortgagee.

8.11        Amounts payable on demand

If any of the Secured Moneys is not expressed in a Transaction Document or elsewhere to be payable on a specified date, that amount is payable by the Mortgagor on demand by the Mortgagee.

8.12        Currency of payments

The Mortgagor must make each payment under this deed in the Relevant Currency.

9              Power of Attorney

9.1          Appointment of Attorney

In consideration of the Mortgagee entering into the Transaction Documents, the Mortgagor irrevocably appoints each Receiver and each Officer of the Mortgagee severally its Attorney for the purposes set out in clause 9.2.

9.2          Purposes of appointment

The Attorney may, in its name or in the name of the Mortgagor, Mortgagee or Receiver, at any time after the occurrence of an Accelerated Event of Default and while it is continuing do any of the following:

(a)           do any thing which ought to be done by the Mortgagor under this deed;

(b)           exercise any right, power, authority, discretion or remedy of the Mortgagor under:

(1)           this deed;

(2)           any other Transaction Document; or

(3)           any agreement forming part of the Mortgaged Property;

(c)           do anything which in the opinion of the Mortgagee, Receiver or Attorney is necessary or expedient for securing or perfecting the Mortgage and any Collateral Security;

(d)           execute in favour of the Mortgagee any legal mortgage, transfer, assignment and any other assurance of any of the Mortgaged Property;

(e)           execute deeds of assignment, composition or release;

(f)            do all things necessary to enable a transfer to be registered in favour of the Mortgagee, its nominee or any other person as the Mortgagee directs and deliver any Title Documents as the Mortgagee directs;

(g)           sell or otherwise part with the possession of any of the Mortgaged Property; and

(h)           generally, do any other thing, whether or not of the same kind as those above, which in the opinion of the Mortgagee, Receiver or Attorney is necessary or expedient for more satisfactorily securing to the Mortgagee the payment of the Secured Moneys or is necessary or expedient in relation to any of the Mortgaged Property.

9.3          Delegation and substitution

The Attorney may, at any time, for any of the purposes in clause 9.2, appoint or remove any substitute or delegate or sub-attorney.

10           Protection

10.1        Protection of third parties

(a)           No person dealing with the Mortgagee, Receiver or Attorney is bound to enquire whether:

(1)           the Mortgage has become enforceable;

(2)           the Receiver or Attorney is duly appointed; or

(3)           any Power has been properly or regularly exercised.

(b)           No person dealing with the Mortgagee, Receiver or Attorney is affected by express notice that the exercise of any Power was unnecessary or improper.

(c)           The irregular or improper exercise of any Power is, as regards the protection of any person, regarded as authorised by the Mortgagor and this deed, and is valid.

10.2        Protection of the Mortgagee, Receiver and Attorney

(a)           The Mortgagee, Receiver or Attorney is not liable for any loss or damage including, but not limited to, consequential loss or damage arising directly or indirectly from:

(1)           any omission or delay in the exercise or non-exercise of any Power; or

(2)           the neglect, default or dishonesty of any manager, Officer, employee, agent, accountant, auctioneer or solicitor of the Mortgagor, the Receiver or Attorney.

(b)           Clause 10.2(a) does not apply:

(1)           in respect of the Mortgagee, to any loss or damage which arises from the wilful default, fraud or negligence of the Mortgagee; and

(2)           in respect of a Receiver or Attorney, to any loss or damage which arises from the wilful default, fraud or negligence of the Receiver or Attorney.

11           Indemnities

11.1        General indemnity

The Mortgagor indemnifies the Mortgagee against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment which the Mortgagee, Receiver (whether acting as agent of the Mortgagor or of the Mortgagee) or Attorney pays, suffers, incurs or is liable for, in respect of any of the following:

(a)           the occurrence of any Potential Event of Default or Event of Default;

(b)           the Mortgagee exercising its Powers consequent upon or arising out of the occurrence of any Potential Event of Default or Event of Default;

(c)           the non exercise, attempted exercise, exercise or delay in the exercise of any Power;

(d)           any act or omission of the Mortgagor or any of its employees or agents;

(e)           the dealing with or ownership of any of the Mortgaged Property by the Mortgagor or any of its employees or agents;

(f)            any divestiture of any of the Mortgaged Property; and

(g)           any other thing which is in respect of the Mortgage or the Mortgaged Property.

11.2        Foreign currency indemnity

If, at any time:

(a)           the Mortgagee, Receiver or Attorney receives or recovers any amount payable by the Mortgagor for any reason including, but not limited to:

(1)           any judgment or order of any Government Agency;

(2)           any breach of any Transaction Document;

(3)           the liquidation or bankruptcy of the Mortgagor or any proof or claim in that liquidation or bankruptcy; or

(4)           any other thing into which the obligations of the Mortgagor may have become merged; and

(b)           the Payment Currency is not the Relevant Currency,

the Mortgagor indemnifies the Mortgagee against any shortfall between the amount payable in the Relevant Currency and the amount actually received or recovered by the Mortgagee, Receiver or Attorney after the Payment Currency is converted into the Relevant Currency in accordance with clause 8.7.

11.3        Continuing indemnities

(a)           Each indemnity of the Mortgagor contained in this deed is a continuing obligation of the Mortgagor, despite:

(1)           any settlement of account; or

(2)           the occurrence of any other thing,

and remains in full force and effect until:

(3)           all moneys owing, contingently or otherwise, under any of them have been paid in full; and

(4)           the Mortgage in respect of all the Mortgaged Property has been finally discharged under clause 3.

(b)           Each indemnity of the Mortgagor in this deed:

(1)           is an additional, separate and independent obligation of the Mortgagor and no one indemnity limits the generality of any other indemnity; and

(2)           survives the termination of any Transaction Document.

12           Tax, costs and expenses

12.1        Tax

(a)           The Mortgagor must pay any Tax, other than an Excluded Tax, in respect of the execution, delivery, performance, release, discharge, amendment, enforcement or attempted enforcement or otherwise in respect of any of the following:

(1)           any Transaction Document;

(2)           any agreement or document entered into or signed under any Transaction Document; and

(3)           any transaction contemplated under any Transaction Document or any agreement or document described in clause 12.1(a)(2).

(b)           The Mortgagor must pay any fine, penalty or other cost in respect of a failure to pay any Tax described in clause 12.1(a) except to the extent that the fine, penalty or other cost is caused by the Mortgagee’s failure to lodge money received from the Mortgagor within 5 Business Days before the due date for lodgement.

(c)           The Mortgagor indemnifies the Mortgagee against any amount payable under clause 12.1(a) or clause 12.1(b) or both.

12.2        GST

(a)           To the extent that any supply made under or in connection with this deed is a taxable supply, the recipient must pay, in addition to the consideration to be provided under this deed for that supply (unless it expressly includes GST) an amount (additional amount) equal to the amount of that consideration (or its GST exclusive market value) multiplied by the rate at which GST is imposed in respect of the supply.

(b)           Terms used in this clause which are defined in the GST Act have the same meaning in this clause.

(c)           If either party is entitled under this deed to be reimbursed or indemnified by the other party for a cost or expense incurred in connection with this deed, the reimbursement or indemnity payment must not include any GST component of the cost or expense for which an input tax credit may be claimed by the party being reimbursed or indemnified, or by its representative member.

12.3        Costs and expenses

The Mortgagor must pay all costs and expenses of the Mortgagee and any employee, Officer, agent or contractor of the Mortgagee in relation to:

(a)           the negotiation, preparation, execution, delivery, stamping, registration, completion, variation and discharge of any Transaction Document or other agreement or document described in clause 12.1(a);

(b)           the enforcement, protection or waiver, or attempted or contemplated enforcement or protection, of any rights under any Transaction Document or other agreement or document described in clause 12.1(a);

(c)           the consent or approval of the Mortgagee given under any Transaction Document or other agreement or document described in clause 12.1(a); and

(d)           any enquiry by any Government Agency involving the Mortgagor,

including, but not limited to, any administration costs of the Mortgagee in connection with the matters referred to in clause 12.3(b) and (d) and any legal costs and expenses and any professional consultant’s fees for any of the above on a full indemnity basis.

13           Interest on overdue amounts

13.1        Payment of interest

The Mortgagor must pay interest on any of the Secured Moneys due and payable, but unpaid and on any interest payable but unpaid under clause 13.

13.2        Accrual of interest

The interest payable under clause 13.1:

(a)           accrues from day to day from and including the due date for payment up to the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the Secured Moneys becomes merged; and

(b)           may be capitalised by the Mortgagee, Receiver or Attorney at monthly intervals.

13.3        Rate of interest

The rate of interest payable under this clause 13 is the highest of:

(a)           any rate specified in any Transaction Document; and

(b)           the rate fixed or payable under a judgment or other thing referred to in clause 13.2(a).

14           Saving provisions

14.1        Statutory powers

(a)           The powers of the Mortgagee under this deed or any Collateral Security are in addition to any powers the Mortgagee has under applicable law.

(b)           To the extent not prohibited by law, before enforcing this deed or any Collateral Security, or exercising any Power, the Mortgagee is not required to give any notice or allow the expiration of any time to any person.

(c)           If a law which requires a period of notice to be given cannot be excluded, but that law allows the period to be specified or changed, then that period of time is one day.

14.2        Continuing security

The Mortgage is a continuing security despite any settlement of account or any other thing until the Mortgagee has given a discharge of the Mortgage in respect of all the Mortgaged Property under clause 3.

14.3        No merger of security

(a)           Nothing in this deed merges, extinguishes, postpones, lessens or otherwise prejudicially affects:

(1)           any Encumbrance in favour of the Mortgagee at any time;

(2)           any indemnity in favour of the Mortgagee contained in any Transaction Document; or

(3)           any right, power, authority, discretion or remedy which the Mortgagee may have against the Mortgagor or any other person at any time.

(b)           No other Encumbrance including, but not limited to, any Collateral Security, held by the Mortgagee in any way prejudicially affects any right, Power, authority, discretion or remedy of the Mortgagee under this deed.

14.4        Exclusion of moratorium

To the extent not excluded by law, a provision of any legislation which at any time directly or indirectly:

(a)           lessens or otherwise varies or affects in favour of the Mortgagor any obligations under this deed or any Collateral Security; or

(b)           stays, postpones or otherwise prevents or prejudicially affects the exercise by the Mortgagee, Receiver or Attorney of any Power,

is negatived and excluded from this deed and any Collateral Security and all relief and protection conferred on the Mortgagor by or under that legislation is also negatived and excluded.

14.5        Conflict

Where any right, power, authority, discretion or remedy of the Mortgagee, Receiver or Attorney under this deed or any Collateral Security is inconsistent with the powers conferred by applicable law then, to the extent not prohibited by that law, the powers conferred by applicable law are regarded as negatived or varied to the extent of the inconsistency.

14.6        Consent of Mortgagee

Whenever the doing of any thing by the Mortgagor is dependent upon the consent or approval of the Mortgagee, the Mortgagee may withhold its consent or approval or give it conditionally or unconditionally in its absolute discretion unless expressly stated otherwise. Any conditions must be complied with by the Mortgagor.

14.7        Completion of blank securities

At any time after the Mortgage has become enforceable, the Mortgagee, Receiver, Attorney or any Officer of the Mortgagee may complete, in favour of the Mortgagee, any appointee of the Mortgagee or any purchaser, any instrument executed in blank by or on behalf of the Mortgagor and deposited with the Mortgagee as security under this deed or any Collateral Security.

14.8        Principal obligations

The Mortgage and each Collateral Security is:

(a)           a principal obligation and is not ancillary or collateral to any other Encumbrance (other than another Collateral Security) or other obligation however created; and

(b)           independent of, and unaffected by, any other Encumbrance or other obligation however created which the Mortgagee may hold at any time in respect of the Secured Moneys.

14.9        No obligation to marshal

The Mortgagee is not required, before it enforces the Mortgage, to marshal or to enforce or apply under, or appropriate, recover or exercise:

(a)           any Encumbrance or Collateral Security held, at any time, by the Mortgagee; or

(b)           any moneys or assets which the Mortgagee, at any time, holds or is entitled to receive.

14.10      Non-avoidance

If any payment by the Mortgagor to the Mortgagee is at any time avoided for any reason including, but not limited to, any legal limitation, disability or incapacity of or affecting the Mortgagor or any other thing, and whether or not:

(a)           any transaction relating to the Secured Moneys was illegal, void or substantially avoided; or

(b)           any thing was or ought to have been within the knowledge of the Mortgagee,

the Mortgagor:

(c)           as an additional and independent obligation, indemnifies the Mortgagee against that avoided payment; and

(d)           acknowledges that any liability of the Mortgagor under this deed and any Power is the same as if that payment had not been made.

14.11      Increase in financial accommodation

The Mortgagee may at any time increase the financial accommodation provided under any Transaction Document or otherwise provide further financial accommodation.

15           Third party provisions

15.1        Suspense account

(a)           The Mortgagee may apply to the credit of a suspense account:

(1)           any amounts received under this deed;

(2)           any dividends, distributions or other amounts received in respect of the Secured Moneys in any liquidation;

(3)           any other amounts received from any Transaction Party or any other person in respect of the Secured Moneys.

(b)           The Mortgagee may retain the amounts in the suspense account for as long as it determines and is not obliged to apply them in or towards satisfaction of the Secured Moneys.

15.2        Independent obligations

This deed is enforceable against the Mortgagor:

(a)           without first enforcing any Collateral Security;

(b)           whether or not the Mortgagee has:

(1)           made demand upon any Transaction Party other than the Mortgagor;

(2)           given notice to any Transaction Party (other than the Mortgagor) or any other person in respect of any thing; or

(3)           taken any other steps against any Transaction Party (other than the Mortgagor) or any other person;

(c)           whether or not any Secured Moneys are due; and

(d)           despite the occurrence of any event described in clause 15.3.

15.3        Unconditional nature of obligations

(a)           The Mortgage and the obligations of the Mortgagor under the Transaction Documents are absolute, binding and unconditional in all circumstances.

(b)           The Mortgage and the obligations of the Mortgagor under the Transaction Documents are not released or discharged or otherwise affected by anything which but for this provision might have that effect, including, but not limited to:

(1)           the grant to any Transaction Party or any other person of any time, waiver, covenant not to sue or other indulgence;

(2)           the release (including without limitation a release as part of any novation) or discharge of any Transaction Party or any other person;

(3)           the cessation of the obligations, in whole or in part, of any Transaction Party or any other person under any Transaction Document or any other document or agreement;

(4)           the liquidation of any Transaction Party or any other person;

(5)           any arrangement, composition or compromise entered into by the Mortgagee, any Transaction Party or any other person;

(6)           any Transaction Document or any other document or agreement being in whole or in part illegal, void, voidable avoided, unenforceable or otherwise of limited force or effect;

(7)           any extinguishment, failure, loss, release, discharge, abandonment, impairment, compound, composition or compromise, in whole or in part of any Transaction Document or any other document or agreement;

(8)           any Collateral Security being given to the Mortgagee by any Transaction Party or any other person;

(9)           any alteration, amendment, variation, supplement, renewal or replacement of any Transaction Document or any other document or agreement;

(10)         any moratorium or other suspension of any Power;

(11)         the Mortgagee, Receiver or Attorney exercising or enforcing, delaying or refraining from exercising or enforcing, or being not entitled or unable to exercise or enforce any Power;

(12)         the Mortgagee obtaining a judgment against any Transaction Party or any other person for the payment of any of the Secured Moneys;

(13)         any transaction, agreement or arrangement that may take place with the Mortgagee, any Transaction Party or any other person;

(14)         any payment to the Mortgagee, Receiver or Attorney, including any payment which at the payment date or at any time after the payment date is, in whole or in part, illegal, void, voidable, avoided or unenforceable;

(15)         any failure to give effective notice to any Transaction Party or any other person of any default under any Transaction Document or any other document or agreement;

(16)         any legal limitation, disability or incapacity of any Transaction Party or of any other person;

(17)         any breach of any Transaction Document or any other document or agreement;

(18)         the acceptance of the repudiation of, or termination of, any Transaction Document or any other document or agreement;

(19)         any Secured Moneys being irrecoverable for any reason;

(20)         any disclaimer by any Transaction Party or any other person of any Transaction Document or any other document or agreement;

(21)         any assignment, novation, assumption or transfer of, or other dealing with, any Powers or any other rights or obligations under any Transaction Document or any other document or agreement;

(22)         the opening of a new account of any Transaction Party with the Mortgagee or any transaction on or relating to the new account;

(23)         any prejudice (including, but not limited to, material prejudice) to any person as a result of any thing done, or omitted by the Mortgagee, any Transaction Party or any other person;

(24)         any prejudice (including, but not limited to, material prejudice) to any person as a result of the Mortgagee, Receiver, Attorney or any other person selling or realising any property the subject of a Collateral Security at less than the best price;

(25)         any prejudice (including, but not limited to, material prejudice) to any person as a result of any failure or neglect by the Mortgagee, Receiver, Attorney or any other person to recover the Secured

Moneys from any Transaction Party or by the realisation of any property the subject of a Collateral Security;

(26)         any prejudice (including, but not limited to, material prejudice) to any person as a result of any other thing;

(27)         the receipt by the Mortgagee of any dividend, distribution or other payment in respect of any liquidation;

(28)         the failure of any Transaction Party or any other person to execute any Transaction Document or any other documents; or

(29)         any other act, omission, matter or thing whatsoever whether negligent or not.

(c)           Clauses 15.3(a) and (b) apply irrespective of:

(1)           the consent or knowledge or lack of consent or knowledge, of the Mortgagee, any Transaction Party or any other person of any event described in clause 15.3(b); or

(2)           any rule of law or equity to the contrary.

15.4        No competition

(a)           Until the Secured Moneys have been fully paid and the Mortgage has been finally discharged under clause 3, the Mortgagor is not entitled to:

(1)           be subrogated to the Mortgagee;

(2)           claim or receive the benefit of any Encumbrance, Guarantee (including, but not limited to, any Transaction Document) or other document or agreement of which the Mortgagee has the benefit;

(3)           claim or receive the benefit of any moneys held by the Mortgagee;

(4)           claim or receive the benefit of any Power;

(5)           subject to clause 15.4(b), either directly or indirectly prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of any Transaction Party;

(6)           make a claim or exercise or enforce any right, power or remedy (including, but not limited to, under an Encumbrance or Guarantee or by way of contribution) against any Transaction Party;

(7)           accept, procure the grant of, or allow to exist any Encumbrance in favour of the Mortgagor from any Transaction Party;

(8)           exercise or attempt to exercise any right of set-off against, nor realise any Encumbrance taken from, any Transaction Party; or

(9)           raise any defence or counterclaim in reduction or discharge of its obligations under the Transaction Documents.

(b)           If required by the Mortgagee, the Mortgagor must prove in any liquidation of a Transaction Party for all moneys owed to the Mortgagor.

(c)           All moneys recovered by the Mortgagor from any liquidation or under any Encumbrance from a Transaction Party must be received by the Mortgagor for the Mortgagee to the extent of the unsatisfied liability of the Mortgagor under the Transaction Documents.

(d)           The Mortgagor must not do or seek, attempt or purport to do anything referred to in clause 15.4(a).

16           General

16.1        Performance by Mortgagee of the Mortgagor’s obligations

If the Mortgagor defaults in fully and punctually performing any obligation contained or implied in any Transaction Document, the Mortgagee may, without prejudice to any Power, do all things necessary or desirable, in the reasonable opinion of the Mortgagee, to make good or attempt to make good that default to the satisfaction of the Mortgagee.

16.2        Mortgagor to bear cost

Any thing which must be done by the Mortgagor under this deed, whether or not at the request of the Mortgagee, is to be done at the cost of the Mortgagor.

16.3        Notices

Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to this deed must be given in accordance with the notice requirements of the Principal Agreement.

16.4        Governing law and jurisdiction

(a)           This deed is governed by the laws of New South Wales.

(b)           The Mortgagor irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

(c)           The Mortgagor irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

16.5        Prohibition and enforceability

(a)           Any provision of, or the application of any provision of, any Transaction Document or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)           Any provision of, or the application of any provision of, any Transaction Document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

16.6        Waivers

(a)           Waiver of any right arising from a breach of this deed or of any Power arising upon default under this deed or upon the occurrence of an Event of

Default or an Accelerated Event of Default must be in writing and signed by the party granting the waiver.

(b)           A failure or delay in exercise, or partial exercise, of:

(1)           a right arising from a breach of this deed or the occurrence of an Event of Default or an Accelerated Event of Default; or

(2)           a Power created or arising upon default under this deed or upon the occurrence of an Event of Default or an Accelerated Event of Default,

does not result in a waiver of that right or Power.

(c)           A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this deed or on a default under this deed or on the occurrence of an Event of Default or an Accelerated Event of Default as constituting a waiver of that right or Power.

(d)           A party may not rely on any conduct of another party as a defence to exercise of a right or Power by that other party.

(e)           This clause may not itself be waived except by writing.

16.7        Variation

A variation of any term of this deed must be in writing and signed by the parties.

16.8        Cumulative rights

The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of the Mortgagee, Receiver or Attorney.

16.9        Assignment

(a)           Subject to any Transaction Document, the Mortgagee may assign its rights under this deed and each Collateral Security without the consent of the Mortgagor.

(b)           The Mortgagor may not assign any of its rights under this deed or any Collateral Security without the prior written consent of the Mortgagee.

16.10      Counterparts

(a)           This deed may be executed in any number of counterparts.

(b)           All counterparts, taken together, constitute one instrument.

(c)           A party may execute this deed by signing any counterpart.

16.11      Attorneys

Each of the attorneys executing this deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

Executed as a deed:

MORTGAGOR:

Signed sealed and delivered for

Hertz Investment (Holdings) Pty Limited

by its attorney in the

presence of:

/s/ David Barton	/s/ Ralph Ayling
Witness	Attorney

David Barton	Ralph Ayling
Name (please print)	Name (please print)

MORTGAGEE:

Signed sealed and delivered for

HA Funding Pty Limited

by its attorney in the

presence of:

/s/ David Barton	/s/ Ralph Ayling
Witness	Attorney

David Barton	Ralph Ayling
Name (please print)	Name (please print)